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EXHIBIT 16 - ACCOUNTANT'S LETTER

                                November 15, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                 COMMISSIONERS:

I have read the statements made by Global Express Real Estate
Investment Fund, LLC (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated November 15, 2001. I agree with the statements concerning my Firm in such Form 8-K.

Very truly yours,

/s/ James R. Bonzo

James R. Bonzo, CPA